EXHIBIT 1

STATEMENT FILED PURSUANT TO RULE 13D-1(K)(1)(III) OF REGULATION 13D-G OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: September 8, 2004

CAPITAL INTERNATIONAL ASIA CDPQ INC.

By:	\s\ Ginette Depelteau
	Name:	Ginette Depelteau
	Title:	Secretary

CAPITAL D'AMÉRIQUE CDPQ INC.
as sole shareholder of Capital International Asia CDPQ Inc.

By:	\s\ Ginette Depelteau
	Name:	Ginette Depelteau
	Title:	Secretary

CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC
as sole shareholder of Capital d'Amérique CDPQ Inc.

By:	\s\ Ginette Depelteau
	Name:	Ginette Depelteau
	Title:	Vice President and Corporate Secretary